China Recycling Energy Corporation Announces US$50 Million SEDA to Fund Business Growth

XI'AN, China, July 11, 2014 -- China Recycling Energy Corp. (NASDAQ: CREG or "the Company"), a leading industrial waste-to-energy solution provider in China, today announced that it has entered into a Standby Equity Distribution Agreement (“SEDA”) with YA Global Master SPV Ltd. (“YA Global”), a Cayman Islands exempt limited partnership on July 8, 2014.

Under the terms of the agreement, YA Global is committed to purchase up to US$50 million of the Company’s common stock over a period of 2 years following the effectiveness of the registration statement registering the resale of shares purchased by YA Global. The Company may in its discretion draw on the facility from time to time by delivering an advance notice to YA Global. The purchase price shall be set at 99% of the lowest daily volume weighted average price of the Company’s common stock during the five consecutive trading days immediately following the delivery of the advance notice.

Mr. Guohua Ku, Chairman and CEO of CREG commented, “We are very pleased that YA Global has agreed to partner with us to provide additional equity funding to allow us to expand our business more rapidly. We have a strong backlog of projects that we are confident we can successfully execute as long as we can obtain adequate funding. This will allow us to expand our top and bottom lines and further increase shareholder value. A Standby Equity Distribution Agreement is an effective corporate financing instrument providing a flexible, relatively low-cost source of capital, and limiting dilution to some extent but compensated by increased project earnings for our current shareholders as well.”

“This vote of confidence from YA Global comes on the back of new sales-type lease agreement we signed at the end of the 2014 second quarter with Qitaihe City Boli Yida Coal Selection Co., Ltd. This 15-year deal contributed sales of systems revenues of about US$24.3 million to our second quarter. We expect to receive about US$5.9 million of annual recurring cash flow receipts for 15 years.”

“Currently our 15 projects under sales-type lease agreement and our 6 projects under construction are running smoothly. With such a strong pipeline and support from the financial community, we believe we are well positioned to grow our business as the Chinese government continues to focus on reducing wasted energy and curbing pollution,” concluded Chairman Ku.

Mr. Matthew Beckman, Managing Partner of YA Global, added, “CREG is committed to providing comprehensive energy efficiency solutions to address continuously increasing market demands in various energy intensive industries in China. We're excited to be investing in CREG and working with their highly experienced management team.”

About China Recycling Energy Corp.

China Recycling Energy Corp. (NASDAQ: CREG or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1 percent of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Mr. David Chong, Chief Financial Officer
China Recycling Energy Corp.
Tel: +86-1370-1813139; +65-9721 6163

Email: chongscd@creg-cn.com

Christensen

Mr. Rene Vanguestaine (China and US)

Chairman and CEO

Tel: +86 135 2160 9333

Email: rvanguestaine@christensenIR.com

Mr. Christian Arnell (China)

Vice President

Phone: +86-10-5900-1548

E-mail: carnell@christensenir.com